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 CUSIP No. 457472108                  13-G                  Page 8  of  11 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                 DECEMBER 10, 1998
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               MORGAN  STANLEY  DEAN WITTER & CO.,  MILLER  ANDERSON & SHERRERD,

               LLP,  and MS FUNDS VALUE  PORTFOLIO  hereby  agree  that,  unless differentiated,  this  Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            MILLER ANDERSON & SHERRERD, LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd, LLP

            MAS FUNDS VALUE PORTFOLIO

            BY: /s/ Lorraine Truten
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            Lorraine Truten / Vice President MAS Funds





* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).